POWER OF ATTORNEY

      The undersigned, as a Section 16 reporting person of Onto Innovation Inc. (the "Company"), hereby constitutes and appoints Mark Slicer, Yoon Ah Oh,
Eric French, Erich Lehmann and Debora Tomlinson, and each of them, the undersigned's true and lawful attorney-in-fact, with full power of substitution and resubstitution, to, for and on behalf of the undersigned:

a.	prepare, execute in the undersigned's name, and submit
to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords and passphrases enabling the undersigned to make electronic filings of reports with the SEC;

b.	complete and execute Forms 3, 4 and 5 and other reports and
forms and all amendments thereto as such attorney-in-fact shall determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, or any successor laws and regulations, with respect to the undersigned's ownership, acquisition or disposition of securities of the Company;

c.	do all acts which may in the determination of the
attorney-in-fact be necessary or advisable to complete, execute and file such reports and forms, and amendments thereto, with the SEC, the Company, any securities exchange or similar authority, and such other person or agency as the attorney-in-fact shall deem appropriate, including obtaining information regarding transactions in Company securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to such attorney-in-fact; and

d.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, as fully as the undersigned might or could do in person.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) such time as the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, and (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or its subsidiaries. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
The undersigned also ratifies hereby any action previously taken by the attorney-in-fact that would have been authorized by this Power of Attorney if it has been in effect at the time such action was taken. The undersigned acknowledges that:

1. This Power of Attorney authorizes, but does not require, the attorney-in-fact to act in the attorney-in-fact's discretion on information provided to such attorney-in-fact without independent verification of such information;

2. The documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the attorney-in-fact's discretion;

3. The foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming,
(i) any of the undersigned's responsibilities to comply with Section
16 of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

4. This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under
Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 6, 2023.

Signature: 	/s/ Mark R. Slicer
Print Name:  	Mark R. Slicer